UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 26, 2010 (October 11, 2010)

Education Realty Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32417	20-1352180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

530 Oak Court Drive, Suite 300 Memphis, Tennessee	38117
(Address of Principal Executive Offices)	(Zip Code)

901-259-2500

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Disposition of Four Student Housing Communities

On October 11, 2010, Education Realty Operating Partnership, LP and certain of its subsidiaries, each of which is an indirectly owned subsidiary of Education Realty Trust, Inc. (collectively, the “Company”) entered into a Purchase and Sale Agreement (the “First Agreement”) with KAREP REIT I, Inc. (“KAREP”). Pursuant to the First Agreement, the Company will sell the following student housing communities (the “Communities”) to KAREP:

•	The Gables, a 288-bed community serving Western Kentucky University in Bowling Green, Kentucky;

•	Western Place, a 504-bed community serving Western Kentucky University in Bowling Green, Kentucky;

•	Berkeley Place, a 480-bed community serving Clemson University in Clemson, South Carolina; and

•	The Pointe at Southern, a 528-bed community serving Georgia Southern University in Statesboro, Georgia.

The sales price for the Communities is approximately $38.7 million with a non-refundable deposit of $1.0 million being placed into escrow. The Company expects to receive net proceeds of approximately $20.7 million after repayment of related debt of $17.2 million and other closing costs. The First Agreement contains customary terms and conditions and is not subject to any financing contingencies. KAREP is not affiliated with the Company or its affiliates, and the sale of the Communities results from arm’s-length negotiations between the Company and KAREP. The sale of the Communities is expected to close in the fourth quarter of 2010.

Disposition of Five Student Housing Communities

Additionally, on October 25, 2010, the Company entered into another Purchase and Sale Agreement with KAREP (the “Second Agreement”). Pursuant to the Second Agreement, the Company will sell the following student housing communities (the “Additional Communities”) to KAREP:

•	Troy Place, a 408-bed community serving Troy University in Troy, Alabama;

•	The Reserve at Jacksonville, a 504-bed community serving Jacksonville State University in Jacksonville, Alabama;

•	The Reserve at Martin, a 384-bed community serving University of Tennessee at Martin in Martin, Tennessee;

•	The Chase at Murray, a 408-bed community serving Murray State University in Murray, Kentucky; and

•	Clemson Place, a 288-bed community serving Clemson University in Clemson, South Carolina.

The sales price for the Additional Communities is approximately $46.1 million with a non-refundable deposit of $1.0 million being placed into escrow.  The Company expects to receive net proceeds of approximately $29.6 million after repayment of related debt of $16.1 million and other closing costs. Pursuant to the Second Agreement, the Company has obtained a letter of credit of $3.0 million in favor of KAREP to ensure the closing of the sale of the Additional Communities. The Second Agreement contains customary terms and conditions and is not subject to any financing contingencies, and the sale of the Additional Communities results from arm’s-length negotiations between the Company and KAREP. The sale of the Additional Communities is expected to close in the first quarter of 2011.

The Company expects to use the net proceeds from the sales of the Communities and the Additional Communities to reduce outstanding debt, finance previously announced development projects at the University of Texas at Austin, Johns Hopkins University and the University of Connecticut and fund additional development and acquisition opportunities.

Item 7.01.  Regulation FD

Acquisition of Student Housing Community at the University of Virginia

On October 22, 2010, pursuant to a Contract of Sale (the “Virginia Agreement”) with PB BH Charlottesville PO Limited Partnership (“PB BH”), the Company acquired The Grandmarc at the Corner (“The Grandmarc”), a 641-bed student community serving the University of Virginia in Charlottesville, Virginia (“UVA”). The Grandmarc opened in 2006 and is conveniently located within two blocks of campus and “The Corner,” a popular destination for students due to the wide variety of restaurants, shopping and entertainment venues. Student enrollment at UVA for the 2009/2010 academic year was approximately 24,400. As of September 30, 2010, The Grandmarc was 90.8% occupied at an average monthly rental rate per bed of approximately $670.

The purchase price of the Grandmarc was approximately $45.5 million. The Company will expense related acquisition costs of approximately $1.5 million in the fourth quarter of 2010. The Company funded the acquisition with existing cash and a draw on its credit facility. The Virginia Agreement contains customary terms and conditions. PB BH is not affiliated with the Company or its affiliates, and the acquisition of The Grandmarc at the Corner results from arm’s-length negotiations between the Company and PB BH.

Asset Impairment and Loan Prepayment Fees

As part of its third quarter review of asset carrying values, the Company will recognize an asset impairment charge of approximately $33.6 million in the third quarter. Additional detail regarding the non-cash impairment charge will be disclosed in the Company’s Quarterly Report on Form 10-Q for the third quarter ended September 30, 2010. In connection with the contemplated reduction of debt, the Company also expects to incur loan prepayment fees of approximately $0.7 million that will be recognized upon repayment of debt in the next two fiscal quarters.

On October 25, 2010, the Company issued a press release announcing the disposition of the Communities and the Additional Communities and the acquisition of The Grandmarc. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Safe Harbor Statement

The Company believes that certain statements in this Current Report on Form 8-K may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward looking statements contained herein include, but are not limited to, statements regarding (i) the Company’s plan to dispose of the Communities and the Additional Communities; (ii) the Company’s expectation that the sale of the Communities and the Additional Communities will close in the fourth quarter of 2010 and the first quarter of 2011, respectively; (iii) the Company’s estimated non-cash impairment charge to be recorded as a result of the Company’s third quarter review of asset carrying values; and (iv) the loan prepayment fees that the Company expects to recognize upon the repayment of debt in the next two fiscal quarters.

These statements are made on the basis of management’s views and assumptions regarding future events and business performance as of the time the statements are made. Forward-looking statements are subject to a number of known and unknown risks, uncertainties and other factors and are not guarantees of future performance. Actual results may differ materially from those expressed or implied. Information concerning factors that could cause actual results to differ materially from those in forward-looking statements is contained in the Company’s filings with the Securities and Exchange Commission. The Company disclaims any intention or obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
99.1	Press Release dated October 25, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDUCATION REALTY TRUST, INC.

Date: October 26, 2010	By:	/s/ Randall H. Brown
Randall H. Brown
Executive Vice President, Chief Financial Officer,
Treasurer and Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release dated October 25, 2010